Exhibit (m)(2)(b)
                                   SCHEDULE A
                                   ----------
                         EATON VANCE MUTUAL FUNDS TRUST
                              CLASS A SERVICE PLAN

Name of Fund                                                                           Adoption Date
------------                                                                           -------------
Eaton Vance Government Obligations Fund                                                June 23, 1997
Eaton Vance Tax-Managed Growth Fund 1.1                                                June 23, 1997
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.1                                      August 11, 1997
Eaton Vance Municipal Bond Fund                                                        October 17, 1997
Eaton Vance Strategic Income Fund                                                      October 17, 1997
Eaton Vance Tax-Managed International Growth Fund                                      March 2, 1998
Eaton Vance Insured Tax-Managed Growth Fund                                            June 22, 1998
Eaton Vance Insured Tax-Managed Emerging Growth Fund                                   June 22, 1998
Eaton Vance Insured Tax-Managed International Growth Fund                              June 22, 1998
Eaton Vance Insured High Income Fund                                                   June 22, 1998
Eaton Vance Tax-Managed Value Fund                                                     August 16, 1999
Eaton Vance Tax-Managed Young Shareholder Fund                                         May 1, 2000
Eaton Vance Floating-Rate High Income Fund (Advisers Class shares)                     June 19, 2000
Eaton Vance Tax-Managed Multi-Cap Opportunity Fund                                     June 19, 2000
Eaton Vance Floating-Rate Fund (Advisers Class shares)                                 August 14, 2000
Eaton Vance Tax-Managed Growth Fund 1.2                                                March 1, 2001
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.2                                      March 1, 2001
Eaton Vance International Growth Fund                                                  June 18, 2001
Eaton Vance Equity Research Fund                                                       August 13, 2001
Eaton Vance Tax-Managed Equity Asset Allocation Fund                                   December 10, 2001
Eaton Vance Tax-Managed Mid-Cap Core Fund                                              December 10, 2001
Eaton Vance Tax-Managed Small-Cap Value Fund                                           December 10, 2001
Eaton Vance Low Duration Fund                                                          June 18, 2002
Eaton Vance Tax-Managed Dividend Income Fund                                           February 10, 2003
Eaton Vance Floating-Rate Fund (Class A shares)                                        March 17, 2003
Eaton Vance Floating-Rate High Income Fund (Class A shares)                            March 17, 2003
Eaton Vance High Income Fund (Class A shares)                                          February 9, 2004
Eaton Vance Diversified Income Fund (Class A shares)                                   November 15, 2004